UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2022

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events

On November 14, 2022, the Board of Directors of Middlefield Banc Corp. (the “Company”), Middlefield, Ohio, approved a quarterly cash dividend of $0.20 per common share. This represents an increase of $0.03 per share from the $0.17 per share paid in the previous quarter.

The Board of Directors also approved a special one-time cash dividend of $0.10 per common share. Both the regular and the special cash dividends are payable on December 15, 2022 to shareholders of record on December 2, 2022.

A press release announcing this declaration is included as Exhibit 99.1 to this current report on Form 8-K.

Middlefield Banc Corp. is a bank holding company with total assets of $1.35 billion at September 30, 2022. The Company’s subsidiary bank, The Middlefield Banking Company, operates 16 full-service banking centers and one loan production office at locations in Northeast Ohio and Central Ohio.

Middlefield Banc Corp. may be accessed at www.middlefieldbank.bank. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “MBCN”.

ITEM 9.01(d)	Exhibits

The following exhibit is furnished to this Current Report on Form 8-K:

(a)	Exhibits.

99.1	November 15, 2022 press release of Middlefield Banc Corp.

104	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: November 15, 2022	/s/ James R. Heslop, II
President and CEO